UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 3, 2005

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-8519	31-1056105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati OH, 45202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code	(513) 397-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Item 8.01 Other Events.

On February 3, 2005, Cincinnati Bell Inc. announced the terms of an offering of $250 million of its 7% senior notes due 2015 and $100 million of its 8 3/8% senior subordinated notes due 2014. The transaction is expected to close on February 16, 2005. The company intends to use the proceeds from this offering, along with proceeds from a new $250 million revolving credit facility, to repay all outstanding borrowings under, and terminate, its existing credit facilities.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Registrant’s Press Release dated as of February 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

		By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

Date	February 3, 2005

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Exhibit Index

Exhibit No.	Exhibit
99.1	Registrant’s Press Release dated as of February 3, 2005

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